UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

date of Report:  August 23, 2016

Date of earliest event reported: August 19, 2016

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MRC Global inc.

(Exact name of registrant as specified in its charter)

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Identification Number)
Delaware (State or other jurisdiction of incorporation)	001-35479 (Commission File Number)	20-5956993 (I.R.S. Employer Identification Number)
Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, Texas 77010 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05Costs Associated with Exit or Disposal Activities

On August 19, 2016, MRC Global Inc. (“MRC Global” or the “Company”) committed to a plan to restructure and significantly downsize its Australian operations in response to the continued downturn in the oil and gas and mining industries in the region.  This plan, which will begin immediately and is expected to be completed by the first quarter of 2017, includes the consolidation of facilities and locations, involuntary employee terminations and asset impairment charges.  Pre-tax charges associated with the restructuring plan are expected to total $18 million to $24 million, including cash expenditures of $11 million to $14 million.  The majority of these costs are expected to be incurred in the third and fourth quarters of 2016 and include, on a pre-tax basis, $7-$10 million of inventory-related charges, $6-$7 million of lease termination costs, $3-$4 million for facilities relocations and $2-$3 million of employee termination costs.  Due to the current pre-tax loss position in Australia, the Company does not expect to recognize a tax benefit on any of these charges.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. Words such as “will”, “expected”, “expect” and similar expressions are intended to identify forward-looking statements.

Despite the Company’s expectations of pre-tax charges of between $18 million and $24 million with respect to the Company’s Australian restructuring plan and the timing of the incurrence of the costs of the plan, these are only the Company’s expectations.  Actual results could be materially different based on various factors.  These factors include (among others) changes in general market conditions, negotiations with landlords, timing of transportation and logistics for the movement of inventory and other branch assets, the timing and actual severance amount of headcount reductions,  the final valuation of any asset impairments and the other factors that generally impact the Company’s business as otherwise described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC and any later filings that the Company makes with the SEC. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcglobal.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2016

MRC GLOBAL INC.

By: /s/ James E. Braun

James E. Braun

Executive Vice President and Chief Financial Officer